EXHIBIT 10(tt)




                                                                     May 2, 2002



Mr. Elliot S. Jaffe
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, NY 10901

Dear Mr. Jaffe:


     The purpose of this letter is to set forth the terms under which The Dress Barn, Inc. (the "Company" or "we") have agreed to continue to employ you and you have agreed to continue to be employed by the Company. The terms set forth in this letter have been approved by the Compensation Committee of the Board of Directors of the Company.

     As founder of the Company, you have been employed by the Company in a senior management capacity for over 40 years and your current title is Chairman of the Board. It is the Company's hope and desire that you continue to be active in the management of the Company for many years and that even after your active participation ceases, you will continue to provide consultative advice and guidance to the Company to which you have devoted virtually your entire working life.

     1. We and you have agreed that unless sooner terminated as described below, your term as Executive Chairman of the Board shall continue until the end of our fiscal year ending July 2005. That term will be extended for each of two successive one year periods unless either you or we gives the other written notice of non-extension at least 90 days prior to the end of the term then in effect. Beyond the fiscal year ending July 2007, a further extension of your term as Executive Chairman of the Board will require our mutual written agreement. Notwithstanding the foregoing, you may elect to terminate your term as Executive Chairman of the Board on 90 days' notice to us effective at any time after July 31, 2004.

     As Executive Chairman of the Board you will continue to have the customary duties and responsibilities of an executive chairman of the board and you will continue to be involved in the senior management of the Company, including active participation in major decisions relating to real estate, operations and other matters.

     2. Effective upon the termination of your term of employment as Executive Chairman of the Board, you and we have agreed that you will continue for the rest of your life to be employed by the Company in a non-executive capacity, at least initially as the Non- Executive Chairman of the Board. You will have the customary duties and responsibilities of a non-executive chairman of the board and shall provide such advisory and consultative services as the Chief Executive Officer of the Company (or if you so elect, the Board of Directors) may request, it being understood that such advisory and consultative services may be provided by you at times and at locations that are reasonably satisfactory to you and that do not involve more than twenty-four (24) days per fiscal year. During this non-executive term we shall have the right to change your title to Chairman Emeritus, Honorary Chairman or the like.

     3. During your term as Executive Chairman of the Board, you shall receive a salary at the annual rate of $600,000 per year. During the period following the termination of your term of employment as Executive Chairman of the Board, you will receive a salary (which is in the nature of a pension payment) at the annual rate of $300,000 or such higher amount as results from an increase in the cost of living (recalculated at the end of each of our fiscal years) from July 31, 2002. Nothing contained in this letter shall preclude the Board of Directors in its discretion from increasing your salary at any time.

     4. During your term as Executive Chairman of the Board, you shall be entitled to participate in all of the Company's bonus and incentive plans and all employee pension, insurance and benefit plans and programs available to the Company's senior executives or its employees in general. You will also be entitled to office and secretarial and administrative assistance comparable to the office and assistance you currently have, to the exclusive use of a Company car and driver, to tax preparation services including the services of an outside accounting firm, and to the use of a Dress Barn apartment in New York City. During the period of your employment by the Company in a non-executive capacity, you will be entitled to participate in all group insurance plans and programs available to the Company's senior executives or its employees generally (and in any event to health insurance coverage), tax preparation services, and, for as long as you may want them, an office and secretarial and administrative assistance.

     5. It is the company's intention that you continue to serve as a member of the Board of Directors of the Company both during your term as Executive Chairman of the Board and thereafter. However, your salary and other benefits as provided in this letter shall not be reduced or eliminated even if you are no longer a Director or no longer have any Chairman title.

     6. If your employment by the Company terminates by reason of your death, you will be entitled to a death benefit of one year's salary at the compensation rate in effect on the date of your death.

     7. If there is a Change in Control (as defined below) during your term as Executive Chairman of the Board, you may, at your option, by notice to the Company at any time thereafter, terminate your term as Executive Chairman of the Board and relinquish your Chairman and directorship positions. Upon such election, the Company shall pay you in a single lump sum on or before the 30th day following such election an amount equal to two times your annual salary in effect immediately prior to such election. In the event such payment or any part thereof is determined to constitute a "parachute payment", as that term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), notwithstanding anything to the contrary in this letter, you shall be entitled to receive a "Gross-Up Payment" in an amount such that after payment by you of all taxes, including any income taxes and any excise taxes imposed by
Section 4999 of the Code (including any interest or penalties imposed with respect to such taxes), upon the Gross-Up Payment, you will retain an amount of the Gross-Up Payment equal to the taxes imposed on the "parachute payment".

     Notwithstanding your making such election and your receipt of a lump sum payment following a Change in Control, you will be entitled to receive the benefits described in Paragraph 4 as applicable during the period of your employment in a non-executive capacity, be entitled to receive the salary (in the nature of a pension payment) described in Paragraph 3 beginning two years thereafter, be relieved of the obligation to provide advisory and consultative services as provided in Paragraph 2, but shall continue to be subject to the non-competition restrictions described in Paragraph 8 below.


         A Change in Control shall mean the occurrence of any one of the following events:

     (i) any "person," as such term is used in sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 under that act, of 30% or more of the outstanding common stock of the Company, excluding a person that is an affiliate (as such term is used under that act) of the Company on the date of this letter, or any affiliate of any such person;

     (ii) the majority of the board of directors of the Company consists of individuals other than Incumbent Directors, which term means the members of the board of directors of the Company on the date of this letter; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered an Incumbent Director;

     (iii)the  Company  adopts  any  plan  of  liquidation   providing  for  the
          distribution of all or substantially all its assets;

     (iv) all or substantially all the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they own the common stock of the Company, all the common stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

     (v) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company (there being excluded from the number of shares held by such shareholders, but not from the common stock or other ownership interests of the combined company, any shares or other ownership interests received by affiliates of such other company in exchange for stock of such other company).

     8. You have agreed that so long as you are receiving any salary payments from the Company (including the two year hiatus if you exercise your option to receive and have received a lump sum payment following a "Change in Control"), neither you nor any person, entity or enterprise controlled by you will become a director, officer, agent, employee, lender or shareholder of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, or act as a consultant to any of the foregoing or otherwise directly or indirectly engage in any business that is in direct competition with the business then conducted by the Company in any state in the United States or in any other country in which the Company has engaged in such business, except with the Company's written permission, provided, however, that this shall not prohibit you from owning less than 1% of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter- dealer quotation system. You have acknowledged that there is no adequate remedy at law for a breach of this Paragraph 8 and that, in the event of such a breach or threatened breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach without prejudice to any other remedies for damages or otherwise. You and we have both acknowledged that the type and periods of restriction described in this Paragraph 8 are fair and reasonable in your case and are reasonably required for the protection of Dress Barn.

     9. The agreement set forth in this letter shall inure to your and the Company's benefit and our respective successors, heirs (in your case) and assigns. No rights or obligations of the Company under this agreement may be assigned or transferred by the Company, except pursuant to a merger or consolidation, or the sale or liquidation of all or substantially all the assets of the Company, provided that, in the case of such a sale or liquidation, the assignee or transferee assumes in writing the obligation to perform this agreement (it being understood, however, that no such assignment or transfer shall relieve the Company of its liabilities or obligations under this agreement). This agreement may not be amended or waived, except by an instrument in writing signed by the party to be charged.

     If any provision of this agreement is invalid or unenforceable, the remaining provisions of this agreement shall remain in effect. This agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any notice or other communication under this letter shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, or by facsimile to the respective addresses listed below or to such other addresses as each party may specify by notice to the other:


                  to                The Dress Barn, Inc.
                                    30 Dunnigan Drive
                                    Suffern, NY 10901

                                    Attention: Chief Executive Officer

                  to you:           Elliot S. Jaffe
                                    30 Dunnigan Drive
                                    Suffern, NY 10901


     This letter contains the entire agreement and understanding of the parties concerning its subject matter and supersedes all prior agreements and understandings with respect to that subject matter. Nothing in this agreement is intended to or shall affect the rights or obligations of the parties under any agreement relating to the maintenance of life insurance, stock options or other employee benefits.

     If the foregoing accurately sets forth our agreement, please countersign and return to us a copy of this letter.


                                                     Very truly yours,

                                                     THE DRESS BARN, INC.


                                                     By:/S/ ARMAND CORREIA
                                                     Senior Vice President
                                                     Chief Financial Officer
                                                     May 2, 2002


ACCEPTED AND AGREED TO:



/S/ ELLIOT S. JAFFE
Elliot S. Jaffe
May 2, 2002